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UJB FINANCIAL CORP.                                                                                       Exhibit (28)A
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

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									                                                                   September 30,   December 31,  September 30,
								                                                                  		     1994           1993           1993
Assets                                                                      -------------- -------------- --------------
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Cash and cash equivalents:
    Cash and due from banks                                                $    1,035,023 $      725,174 $      745,769
    Federal funds sold and securities purchased under agreements to resell          3,425         99,500              -
                                                             									      -------------- -------------- --------------
	Total cash and cash equivalents                                                1,038,448        824,674        745,769
Interest bearing deposits with banks                                               18,844         19,962         18,989
Trading account securities                                                         18,442         29,735         33,176
Investment securities available for sale                                          317,508      1,162,088        807,061
Investment securities:
    U.S. Government and Federal agencies                                        1,995,798      1,485,425      2,040,362
    States and political subdivisions                                             353,796        308,004        324,495
    Other securities                                                            1,790,212        892,221        768,652
									                                                                   -------------- -------------- --------------
	Total investment securities                                                    4,139,806      2,685,650      3,133,509
Loans (net of unearned discount):
    Commercial                                                                  4,633,600      4,235,845      4,365,721
    Mortgage                                                                    2,760,631      2,493,661      2,450,428
    Instalment                                                                  2,205,327      2,014,202      2,029,746
									                                                                   -------------- -------------- --------------
	Total loans                                                                    9,599,558      8,743,708      8,845,895
    Less: Allowance for loan losses                                               237,745        244,154        248,886
									                                                                   -------------- -------------- --------------
	Net loans                                                                      9,361,813      8,499,554      8,597,009
Premises and equipment                                                            167,178        171,439        172,267
Other real estate owned, net of allowance                                          66,679         74,780         96,754
Accrued interest receivable                                                        85,943         74,487         77,750
Due from customers on acceptances                                                  25,159         20,126         19,590
Other assets                                                                      278,040        227,146        261,317
									                                                                  -------------- -------------- --------------
Total Assets                                                               $   15,517,860 $   13,789,641 $   13,963,191
									                                                                  ============== ============== ==============
Liabilities and Shareholders' Equity
Deposits:
    Non-interest bearing demand deposits                                   $    3,068,346 $    2,805,819 $    2,725,175
    Interest bearing deposits:
	Savings and time deposits                                                      8,744,877      8,719,094      8,756,048
	Commercial certificates of deposit of $100,000 and over                          354,112        226,586        218,376
									                                                                   -------------- -------------- --------------
	    Total deposits                                                            12,167,335     11,751,499     11,699,599
Commercial paper                                                                   45,360         33,359         54,061
Other borrowed funds                                                            1,792,679        586,328        775,009
Long-term debt                                                                    206,252        208,654        212,936
Accrued interest payable                                                           29,615         23,340         36,686
Bank acceptances outstanding                                                       25,159         20,126         19,590
Accrued expenses and other liabilities                                            166,469        147,083        162,633
									                                                                   -------------- -------------- --------------
	    Total liabilities                                                         14,432,869     12,770,389     12,960,514
Shareholders' equity :
    Preferred stock: Authorized 4,000,000 shares without par value:
	Series B: Authorized 1,200,000 shares; issued and outstanding 600,166
	   in 1994 and 1993, adjustable-rate cumulative, $50 stated value                 30,008         30,008         30,008
    Common stock par value $1.20:
	Authorized 130,000,000 shares; issued and outstanding
	   54,921,409 at September 30, 1994, 54,260,768  at
	   December 31, 1993 and 54,146,002 at September 30, 1993                         65,905         65,113         64,975
    Surplus                                                                       409,798        398,723        395,377
    Retained earnings                                                             584,506        525,408        512,317
    Net unrealized loss on investment securities available for sale                (5,226)             -              -
                                                            									       -------------- -------------- --------------
	Total shareholders' equity                                                      1,084,991     1,019,252      1,002,677
									                                                                   -------------- -------------- --------------
Total Liabilities and Shareholders' Equity                                 $   15,517,860 $   13,789,641 $   13,963,191
									                                                                   ============== ============== ==============


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